UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2010

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events

Item 8.01   Other Events.

On March 18, 2010, CryoLife, Inc. (“CryoLife”) sent a letter to the Board of Directors of Medafor, Inc. (“Medafor”) and issued a press release regarding the same.  Also, CryoLife updated the home page and the Frequently Asked Questions portion of the Medafor offer portion of its website.  These documents are available at www.cryolife.com/medaforoffer and/or have otherwise been disseminated by CryoLife.  The letter to the Medafor Board, the press release, the home page of the Medafor offer portion of the CryoLife website and the Frequently Asked Questions portion of the Medafor offer portion of the CryoLife website are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

This filing and the exhibits hereto are provided for informational purposes only and are not offers to purchase nor a solicitation of offers to sell shares of Medafor or CryoLife. Subject to future developments, CryoLife may file a registration statement and/or tender offer documents and/or proxy statement with the SEC in connection with the proposed combination.  Shareholders should read those filings, and any other filings made by CryoLife with the SEC in connection with the combination, as they will contain important information.  Those documents, if and when filed, as well as CryoLife’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at CryoLife’s website at www.cryolife.com.

Section 9  Financial Statements and Exhibits

Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Letter to the Medafor Board dated March 18, 2010

99.2	Press Release dated March 18, 2010

99.3	Home Page available at www.cryolife.com/medaforoffer

99.4	Frequently Asked Questions available at www.cryolife.com/medaforoffer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March 18, 2010	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer